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                                                                      Exhibit 23
                                                                      ----------

                        Consent of Independent Auditors



The Board of Directors
Centocor, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 33-35729, 33-38110, 33-16286, 33-7311, 33-23481, 33-26810, 33-44231, 33-29141 and
333-00337 on Form S-3 and in Registration Statement Nos. 33-35731, 2-86486, 33-35730, 33-00167, 33-16285, 33-16284 and 33-23480 on Form S-8 of Centocor, Inc.
of our report dated February 14, 1996 except for Note 20 which is as of March 15, 1996, relating to the consolidated balance sheets of Centocor, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, cashflows, shareholders' equity and related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1995, and of our report dated February 14, 1996 relating to the balance sheets of Centocor Partners III, L.P. as of December 31, 1995 and 1994 and the related statements of operations, cash flows and partners' capital for each of the years in the three-year period ended December 31, 1995 which reports appear in the December 31, 1995 Annual Report on Form 10-K of Centocor, Inc.


KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 15, 1996